As filed with the Securities and Exchange Commission on December 8, 2006
Registration No. 333-111795

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

CENTRAL FREIGHT LINES, INC.
(Exact name of registrant as specified in its charter)

Nevada	74-2914331
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

___________________________

5601 West Waco Drive, Waco, TX	76710
(Address of Principal Executive Offices)	(Zip Code)

___________________________

Central Freight Lines, Inc. Incentive Stock Plan
(Full Title of the Plan)

___________________________

Robert V. Fasso
Chief Executive Officer and President
Central Freight Lines, Inc.
5601 West Waco Drive
Waco, Texas 76710
(Name and Address of Agent for Service)

(254) 772-2120
(Telephone Number, Including Area Code, of Agent for Service)

___________________________

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant's offering.

Central Freight Lines, Inc. (the "Registrant") filed its Registration Statement on Form S-8 (No. 333-111795) (the "Registration Statement") with the Securities and Exchange Commission with respect to 5,000,000 shares of the Registrant's common stock that were to be issued in connection with the Central Freight Lines, Inc. Incentive Stock Plan (the "Plan").

On November 27, 2006, Green Acquisition Company, a Nevada corporation ("Green"), merged with and into the Registrant (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of January 30, 2006, by and among the Registrant, Green, and North American Truck Lines, LLC, a Nevada limited liability company ("NATL"), as amended by a First Amendment to Agreement and Plan of Merger, dated as of September 13, 2006, by and among the Registrant, Green, and NATL. Following the Merger, no more shares of Registrant common stock will be issued under the Plan.

Pursuant to the Registrant's undertaking in Part II, Item 9 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Registrant common stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas on November 30, 2006.

CENTRAL FREIGHT LINES, INC.

By:	/s/ Robert V. Fasso
Name:	Robert V. Fasso
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title	Date

/s/ Robert V. Fasso	November 30, 2006
Robert V. Fasso
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Jeffrey A. Hale	November 30, 2006
Jeffrey A. Hale
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Jerry Moyes	November 30, 2006
Jerry Moyes
Director

/s/ Jeffrey A. Shumway	November 30, 2006
Jeffrey A. Shumway
Director